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Exhibit 15



                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our reports dated July 27, 1999 and April 23, 1999 on our review of consolidated financial information of Protective Life Corporation (the Company) for the periods ended June 30, 1999 and 1998 and March 31, 1999 and
1998 and included in the Company's quarterly reports on Form 10-Q for the quarters then ended are incorporated by reference in its Registration Statement dated August 30, 1999.



                                                 /s/ PricewaterhouseCoopers LLP

                                                   PricewaterhouseCoopers LLP

Birmingham, Alabama
August 30, 1999